UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 17, 2007 (July 12, 2007)
Commercial Metals Company
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Supplemental Indenture for Debt Securities
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     The information in Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
     On July 17, 2007, Commercial Metals Company (the “Company”) consummated its offering of $400,000,000 aggregate principal amount of its 6.50% Notes due 2017 (the “Notes”).
     The Notes were offered pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-144500) under the Securities Act of 1933, as amended (as amended or supplemented, the “Registration Statement”).
     The Company issued the Notes under the indenture, dated as of July 31, 1995 (the “Original Indenture”), between the Company and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank), as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of July 17, 2007 (the “Supplemental Indenture”). The Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Notes and the Supplemental Indenture are qualified in their entirety by reference to such exhibit.
     The Notes are unsecured obligations of the Company, ranking equal in right of payment with all the Company’s existing and future unsubordinated indebtedness.
     The Notes were priced to investors at 99.906% of the principal amount. The Notes will mature on July 15, 2017. Interest on the Notes will be payable on January 15 and July 15 of each year, beginning on January 15, 2008. The interest rate on the Notes will be 6.50% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.
     The Notes are redeemable in whole or in part at any time and from time to time, at the Company’s option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; or (ii) the sum of the present values, calculated as of the redemption date, of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 20 basis points, plus, in each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to but not including the date of redemption. If the Company elects to redeem fewer than all of the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.
     Upon the occurrence of a change of control triggering event, the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but not including, the purchase date.
     On July 12, 2007, the Company entered into an underwriting agreement, with Banc of America Securities LLC and ABN AMRO Incorporated (the “Underwriters”), as representatives of the several underwriters named therein relating to the underwritten public offering of the Notes (the “Underwriting Agreement”). Pursuant to the terms of the Underwriting Agreement, the Company sold the Notes to the Underwriters at a price of 99.256% of the principal amount thereof. The Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Item 7.01 Regulation FD Disclosure.
     On July 17, 2007, the Company issued a press release announcing that it has sold $400 million principal amount of the Notes.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in this Item, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
1.1	Underwriting Agreement, dated July 12, 2007, among Commercial Metals Company and Banc of America Securities LLC and ABN AMRO Incorporated, as Representatives of the several underwriters named therein.

4.1	Supplemental Indenture for Debt Securities between Commercial Metals Company and The Bank of New York Trust Company, N.A., dated July 17, 2007.

99.1	Press Release, dated July 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: July 17, 2007	By:	/s/ William B. Larson

	Name:	William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 12, 2007, among Commercial Metals Company and Banc of America Securities LLC and ABN AMRO Incorporated, as Representatives of the several underwriters named therein.

4.1	Supplemental Indenture for Debt Securities between Commercial Metals Company and The Bank of New York Trust Company, N.A., dated July 17, 2007.

99.1	Press Release, dated July 17, 2007.